Exhibit 99.1

For Immediate Release

May 9, 2013

The Carlyle Group Announces First Quarter 2013 Financial Results

—	$0.47 per common unit in Distributable Earnings in Q1 2013, or $168 million on a pre-tax basis

—	$4.9 billion in new capital raised in Q1 2013 and $16.9 billion raised over the past twelve months

—	7% portfolio appreciation in Q1 2013, driving Economic Net Income of $394 million on a pre-tax basis

—	$4.1 billion in realized proceeds in Q1 2013, with $19.1 billion realized over the past twelve months

—	Declared quarterly distribution of $0.16 per common unit for Q1 2013

—	U.S. GAAP net income attributable to The Carlyle Group L.P. of $34 million, or $0.66 per common unit on a diluted basis, in Q1 2013

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the first quarter of 2013, which ended on March 31, 2013.

David M. Rubenstein, Co-Chief Executive Officer of Carlyle, said, “Our first quarter results continue to demonstrate strength in the Carlyle Engine. Fundraising was particularly strong, with $5 billion in new capital raised, and we generated $4 billion in realized proceeds. We continue to invest in Carlyle’s growing operational capabilities, notably the build-out of our international energy team, the launch of our new business development corporation, and an expanded retail strategy.”

William E. Conway, Jr., Co-Chief Executive Officer of Carlyle, said, “Our carry funds had a strong showing, appreciating 7% during the quarter, and our Global Market Strategies business continued to grow and perform well across all metrics. Distributable Earnings were solid and ENI more than doubled quarter over quarter. Our $142 million in realized net performance fees shows how our product diversity and geographic scope deliver results. We are focused on the long-term growth and profitability of the firm, which we believe will benefit our fund and public investors alike.”

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U.S. GAAP results for Q1 2013 included income before provision for income taxes of $452 million and net income attributable to the common unitholders through The Carlyle Group L.P. of $34 million, or net income per common unit of $0.66 on a diluted basis. Total balance sheet assets were $32.7 billion as of March 31, 2013.

First Quarter Distribution

The Board of Directors has declared a quarterly distribution of $0.16 per common unit to holders of record at the close of business on May 20, 2013, payable on May 31, 2013.

The Carlyle Group Distribution Policy

As further discussed in its Annual Report on Form 10-K for the year ended December 31, 2012, Carlyle currently anticipates that it will cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of $0.16 per common unit for each of the first three quarters of each year, and, for the fourth quarter of each year, to pay a distribution of at least $0.16 per common unit, that, taken together with the prior quarterly distributions in respect of that year, represents its share, net of taxes and amounts payable under the tax receivable agreement, of Carlyle’s Distributable Earnings in excess of the amount determined by the General Partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements. Carlyle anticipates that the aggregate amount of its distributions for most years will be less than its Distributable Earnings for that year due to these funding requirements. The declaration and payment of any distributions is at the sole discretion of the General Partner, which may change the distribution policy at any time.

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The Carlyle Engine

Carlyle evaluates the underlying performance of its business on four key metrics known as the Carlyle Engine: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q1 2013, year-to-date (YTD) and for the last twelve months (LTM)1.

Note: Equity Invested and Realized Proceeds reflect carry funds only.

During Q1 2013, Carlyle generated net realized proceeds of $4.1 billion from 128 different investments across 35 carry funds. Carlyle deployed $2.5 billion of equity in Q1 2013 in 84 new or follow-on investments across 19 carry funds. Carlyle realized proceeds of $19.1 billion and invested $8.8 billion on an LTM basis.

Segment	Realized Proceeds			Equity Invested
	# of Investments	# of Funds	$ in millions	# of Investments	# of Funds	$ in millions
Corporate Private Equity	45	19	$2,990	14	7	$1,911
Global Market Strategies	36	5	$391	5	3	$71
Real Assets	52	11	$741	66	9	$515

Carlyle	128	35	$4,121	84	19	$2,497

Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

1 LTM, or last twelve months, refers to the period Q2 2012 through Q1 2013. Prior LTM, or the prior rolling twelve month period, refers to the period Q2 2011 through Q1 2012.

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Carlyle All Segment Results

—	Distributable Earnings (DE): $168 million for Q1 2013 and $678 million on an LTM basis

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Pre-tax Distributable Earnings were $168 million for Q1 2013, or $0.47 per common unit on a post-tax basis. Distributable Earnings were $678 million on an LTM basis, which is 11% lower than the prior rolling twelve month period. A realized investment loss on a balance sheet investment in our Real Assets segment had a ($15) million impact on Distributable Earnings, equivalent to ($0.03) per common unit on a post-tax basis.

¡

Fee Related Earnings were $36 million for Q1 2013 and increased by $2 million from $34 million in Q1 2012 due to an increase in Fee-earning AUM and our acquisition of an equity interest in NGP Energy Capital Management, offset by higher fundraising costs and fee and basis step downs of several funds exiting their investment periods. Fee Related Earnings were $172 million on an LTM basis, up 49% compared with the prior rolling twelve month period.

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Realized Net Performance Fees were $142 million for Q1 2013 compared to $143 million in Q1 2012. For Q1 2013, Realized Net Performance Fees were positively impacted by exits in China Pacific Insurance Group, Hertz Global Holdings, Nielsen Holdings, Cobalt International Energy, Qualicaps and SS&C Technologies Holding, among others. Realized Net Performance Fees were $501 million on an LTM basis, which was 17% lower than the prior rolling twelve month period.

¡	Realized Investment Income/(Loss) was ($9) million in Q1 2013, driven by the ($15) million realized investment loss on a balance sheet investment in our Real Assets segment.

—	Economic Net Income (ENI): $394 million for Q1 2013 and $737 million on an LTM basis

¡	Economic Net Income was $394 million for Q1 2013 and $737 million on an LTM basis. On a post-tax basis, Carlyle generated $1.02 in ENI per Adjusted Unit for Q1 2013.

¡

Q1 2013 ENI was impacted by appreciation of 7% in Carlyle’s carry fund portfolio, which excludes structured credit, hedge funds, NGP management fee funds and fund of funds vehicles. Corporate Private Equity and Global Market Strategies carry funds were both up 9% while Real Assets carry funds were up 3% compared to the end of Q4 2012. Carry fund appreciation was 11% on an LTM basis, compared to 15% in the prior rolling twelve month period.

¡	Carlyle’s public carry fund portfolio increased 13% during Q1 2013 while the private carry fund portfolio increased 5% during the same period.

The Carlyle Group L.P. - All Segments (Actual Results)	Period					LTM	% Change

$ in millions, except where noted	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 12 -Q1 13	QoQ	YoY
Revenues	894	61	584	505	852	2,003	69%	(5%)
Expenses	501	119	365	323	458	1,265	42%	(9%)
Economic Net Income	392	(57)	219	182	394	737	116%	0%

Fee-Related Earnings	34	36	46	55	36	172	(34%)	6%

Net Performance Fees	335	(107)	165	132	355	545	169%	6%

Realized Net Performance Fees	143	76	156	127	142	501	11%	(1%)

Distributable Earnings	179	115	206	188	168	678	(10%)	(6%)

Total Assets Under Management ($ in billions)	159.2	156.2	157.4	170.2	176.3		4%	11%
Fee-Earning Assets Under Management ($ in billions)	117.0	112.0	115.1	123.1	122.9		(0%)	5%

Note: Totals may not sum due to rounding.

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Assets Under Management and Remaining Fair Value of Capital

—	Total Assets Under Management: $176.3 billion as of Q1 2013 (+11% LTM)

—

Major drivers of change versus Q4 2012: Market appreciation (+$6.2 billion), new capital commitments (+$6.0 billion), offset by net distributions (-$4.8 billion) and foreign exchange impact (-$1.5 billion).

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Total Dry Powder of $46.2 billion as of Q1 2013, comprised of $17.1 billion in Corporate Private Equity, $1.8 billion in Global Market Strategies, $9.5 billion in Real Assets and $17.9 billion in Solutions.

—	Fee-earning Assets Under Management: $122.9 billion as of Q1 2013 (+5% LTM)

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Major drivers of change versus Q4 2012: Asset inflows (+$2.0 billion), market appreciation (+$745 million), change in CLO collateral balances (+$296 million), offset by net distributions and outflows (-$1.8 billion) and foreign exchange impact (-$1.4 billion).

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As of March 31, 2013, Carlyle had raised limited partner commitments of $6.1 billion in the aggregate to several of its latest vintage funds in U.S. Buyout, Asia Buyout and Financial Services funds, which are not yet included in Fee-earning Assets Under Management as the predecessor funds have not yet exited their investment periods.

—	Remaining Fair Value of Capital (carry funds only) as of Q1 2013: $62.2 billion

¡	Current Multiple of Invested Capital (MOIC) of remaining fair value of capital: 1.3x.

¡	Remaining fair value of capital in the ground in investments made in 2008 or earlier: 44% of total fair value.

¡	AUM in-carry ratio as of the end of Q1 2013: 66%.

(1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

Data as of March 31, 2013.

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Non-GAAP Operating Results

Carlyle’s non-GAAP results for Q1 2013 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net income	Q1 2013

Economic Net Income (pre-tax)	$393.9
Less: Provision for income taxes (1)	74.3

Economic Net Income, After Taxes	$319.6

Fully diluted units (in millions)	313.9

Economic Net Income, After Taxes per Adjusted Unit	$1.02

Distributable Earnings

Distributable Earnings	$168.4
Less: Estimated foreign, state, and local taxes (2)	11.0

Distributable Earnings, After Taxes	$157.4

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$23.5
Less: Estimated current corporate income taxes (3)	1.9

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$21.6

Units in public float (in millions)(4)	46.1

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.47

(1) Represents the implied provision for income taxes that was calculated using a similar methodology applied in calculating the tax provision for The Carlyle Group L.P., without any reduction for non-controlling interests.

(2) Represents the implied provision for current income taxes that was calculated using a similar methodology applied in calculating the current tax provision for The Carlyle Group L.P., without any reduction for non-controlling interests.

(3) Represents current corporate income taxes payable upon distributable earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.

(4) Includes 2.9 million common units issued in May 2013 related to vested DRUs. These units are included in this calculation because these newly-issued units will participate in the unitholder distribution that will be paid on May 31, 2013.

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Corporate Private Equity (CPE)

—	Distributable Earnings (DE): $112 million for Q1 2013 and $392 million on an LTM basis. The following components impacted Distributable Earnings in Q1 2013:

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Fee Related Earnings were $0 in Q1 2013 ($47 million on an LTM basis), compared to $14 million in Q1 2012, with the decline driven by higher fundraising costs and fee and basis step downs in two CPE funds (Carlyle Europe Partners III and Carlyle Japan Partners II) that exited their original investment periods during 2012.

¡	Realized Net Performance Fees were $111 million for Q1 2013 ($340 million on an LTM basis), compared to $105 million for Q1 2012.

—	Economic Net Income (ENI): $239 million for Q1 2013

¡	Economic Net Income of $239 million for Q1 2013 ($474 million on an LTM basis) compared to $244 million for Q1 2012.

¡	CPE carry fund valuations increased 9% in Q1 2013 (16% on an LTM basis), compared with 8% in Q1 2012.

¡	Net Performance Fees of $235 million for Q1 2013 ($414 million on an LTM basis), compared to $215 million for Q1 2012.

—	Total Assets Under Management (AUM): $55.1 billion as of Q1 2013

¡	Total AUM increased 3% to $55.1 billion from $53.3 billion at Q1 2012.

¡

Funds Raised of $1.4 billion were driven by additional closings of our latest vintage U.S. and Asia buyout funds, closings in our Peru and Sub-Saharan Africa regional buyout funds, as well as various co-investments.

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Fee-earning Assets Under Management were $33.2 billion as of Q1 2013, down 12% from $37.8 billion as of Q1 2012, with the decline driven by $5.5 billion in distributions and basis step-downs, and partially offset by $1.4 billion in new commitments and inflows.

Corporate Private Equity (Actual Results)	Period					LTM	% Change

$ in millions, except where noted	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 12 - Q1 13	QoQ	YoY

Economic Net Income	244	(65)	177	122	239	474	95%	(2%)

Fee-Related Earnings	14	10	19	18	(0)	47	(101%)	(101%)

Net Performance Fees	215	(80)	159	100	235	414	136%	9%

Realized Net Performance Fees	105	50	126	54	111	340	105%	5%

Distributable Earnings	120	61	145	74	112	392	53%	(6%)

Total Assets Under Management ($ in billions)	53.3	52.5	53.2	53.3	55.1		3%	3%
Fee-Earning Assets Under Management ($ in billions)	37.8	37.1	36.9	33.8	33.2		(2%)	(12%)

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Note: Funds Raised excludes acquisitions, but includes hedge funds and CLOs. Equity Invested and Realized Proceeds are for carry funds only.

—	Distributable Earnings (DE): $41 million for Q1 2013 and $178 million on an LTM basis. The following components impacted Distributable Earnings in Q1 2013:

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Fee Related Earnings were $25 million in Q1 2013 ($98 million on an LTM basis), compared to $16 million in Q1 2012. The increase was driven by a 17% increase in Fee-earning AUM, net growth in hedge fund assets and pricing of five new CLOs over the past four quarters.

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Realized Net Performance Fees were $14 million for Q1 2013 ($66 million on an LTM basis), compared to $15 million for Q1 2012. Realized Net Performance Fees in Q1 2013 were largely driven by various carry generating exits in distressed debt carry funds.

—	Economic Net Income (ENI): $104 million for Q1 2013

¡	Economic Net Income of $104 million for Q1 2013 ($231 million on an LTM basis) compared to $38 million for Q1 2012.

¡	GMS carry fund valuations increased 9% in Q1 2013, compared with 12% in Q1 2012.

¡	Net Performance Fees of $73 million for Q1 2013 ($108 million on an LTM basis), compared to $18 million for Q1 2012.

—	Total Assets Under Management (AUM): $33.1 billion as of Q1 2013

¡	Total AUM of $33.1 billion as of Q1 2013 increased 17% versus Q1 2012, while Fee-earning AUM of $31.4 billion also increased 17% versus Q1 2012.

¡	Total hedge fund AUM was $12.7 billion as of Q1 2013.

¡	Carlyle priced two new CLOs during Q1 2013 totaling $1.2 billion in assets.

¡	GMS carry fund AUM ended Q1 2013 at $3.6 billion.

¡	Total Structured Credit AUM ended Q1 2013 at $16.8 billion.

Global Markets Strategies (Actual Results)			Period			LTM	% Change
$ in millions, except where noted	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 12 -Q1 13	QoQ	YoY
Economic Net Income	38	32	36	59	104	231	76%	173%

Fee-Related Earnings	16	20	22	31	25	98	(21%)	58%

Net Performance Fees	18	4	8	23	73	108	213%	312%

Realized Net Performance Fees	15	1	1	50	14	66	(71%)	(1%)

Distributable Earnings	31	23	28	86	41	178	(53%)	30%

Total Assets Under Management ($ in billions)	28.3	29.0	30.1	32.5	33.1		2%	17%
Fee-Earning Assets Under Management ($ in billions)	26.8	27.7	28.5	31.0	31.4		1%	17%

Funds Raised, excluding hedge funds ($ in billions)	0.7	0.8	0.8	1.2	1.3	4.1	7%	83%
Hedge Fund Net Inflows ($ in billions)	0.7	0.7	0.4	0.0	0.0	1.1	N.A.	(100%)

Note: Totals may not sum due to rounding. Funds Raised excludes the impact of acquisitions.

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Real Assets (RA)

Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

—	Distributable Earnings (DE): $11 million for Q1 2013 and $92 million on an LTM basis. The following components impacted Distributable Earnings in Q1 2013:

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Fee Related Earnings were $9 million in Q1 2013 ($13 million on an LTM basis), compared to ($1) million in Q1 2012. The increase was largely driven by the acquisition of an equity interest in NGP Energy Capital Management, which closed on December 20, 2012.

¡	Realized Net Performance Fees were $16 million for Q1 2013 ($93 million on an LTM basis), compared to $22 million for Q1 2012.

¡

Realized Investment Income/(Loss) of ($13) million was driven by the realization of a ($15) million investment loss in a real estate investment that was originally reserved in Q4 2012. This negatively impacted Distributable Earnings per common unit by $(0.03).

—	Economic Net Income (ENI): $42 million for Q1 2013

¡	Economic Net Income of $42 million for Q1 2013 ($8 million on an LTM basis) compared to $101 million for Q1 2012.

¡	RA carry fund valuations increased 3% in Q1 2013, compared with 11% in Q1 2012.

¡	Net Performance Fees of $42 million for Q1 2013 ($12 million on an LTM basis), compared to $99 million for Q1 2012.

—	Total Assets Under Management (AUM): $40.3 billion as of Q1 2013

¡	Total AUM increased 25% versus Q1 2012, driven largely by the acquisition of an equity interest in NGP Energy Capital Management, partially offset by distributions.

¡

Fee-earning AUM of $29.4 billion was up 29% versus Q1 2012, with the increase driven largely by NGP Energy Capital Management, partially offset by distributions and step-downs in basis for funds at the end of their original investment period.

Real Assets (Actual Results)	Period					LTM	% Change

$ in millions, except where noted	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 12 - Q1 13	QoQ	YoY

Economic Net Income	101	(29)	2	(7)	42	8	706%	(59%)

Fee-Related Earnings	(1)	3	1	0	9	13	2733%	1163%

Net Performance Fees	99	(33)	(4)	6	42	12	574%	(58%)

Realized Net Performance Fees	22	26	29	22	16	93	(28%)	(29%)

Distributable Earnings	22	28	31	22	11	92	(49%)	(47%)

Total Assets Under Management ($ in billions)	32.2	30.0	29.5	40.2	40.3		0%	25%
Fee-Earning Assets Under Management ($ in billions)	22.8	19.5	19.6	29.3	29.4		0%	29%

Note: Totals may not sum due to rounding.

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Solutions

—	Distributable Earnings (DE): $4 million for Q1 2013 and $16 million on an LTM basis

¡	Fee Related Earnings were $3 million for Q1 2013 ($14 million on an LTM basis).

¡	Realized Net Performance Fees were $1 million for Q1 2013 and $2 million on an LTM basis.

—	Economic Net Income (ENI): $9 million for Q1 2013 and $24 million on an LTM basis, in line with $9 million in Q1 2012.

—	Total Assets Under Management (AUM): $47.8 billion as of Q1 2013

¡	Total AUM was up 5% compared to Q1 2012.

¡	Fee-earning AUM of $28.9 billion decreased 2% versus Q1 2012, with the decline driven primarily due to changes in foreign exchange.

¡	AlpInvest raised $150 million in new commitments for a new secondaries fund in Q1 2013.

—	On February 24, 2013, Carlyle announced that Jacques Chappuis will join the firm in May 2013 and become the Head of the Solutions business segment.

Solutions (Actual Results)	Period					LTM	% Change

$ in millions, except where noted	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 12 - Q1 13	QoQ	YoY

Economic Net Income	9	4	4	8	9	24	17%	(2%)

Fee-Related Earnings	5	3	3	5	3	14	(30%)	(39%)

Net Performance Fees	4	1	1	3	6	11	97%	54%

Realized Net Performance Fees	0	0	0	1	1	2	(50%)	25%

Distributable Earnings	6	3	3	6	4	16	(33%)	(34%)

Total Assets Under Management ($ in billions)	45.4	44.6	44.6	44.1	47.8		8%	5%
Fee-Earning Assets Under Management ($ in billions)	29.5	27.6	30.2	28.9	28.9		(0%)	(2%)

Note: Totals may not sum due to rounding.

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Balance Sheet Highlights

The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of March 31, 2013.

—	Cash and Cash Equivalents of $570 million.
—	On-balance sheet investments attributable to unitholders of $291 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.
—

Net Accrued Performance Fees attributable to unitholders of $1,437 million. These performance fees are comprised of Gross Accrued Performance Fees of $2,622 million less $56 million in accrued giveback obligation and $1,129 million in accrued performance fee compensation and non-controlling interest.

—

Loans payable and senior notes totaling $923 million. During Q1 2013, indirect subsidiaries of The Carlyle Group L.P. issued $900 million in aggregate principal amount of 10-year and 30-year senior notes. Carlyle used the net proceeds to repay the outstanding borrowings of $386 million under the revolving credit facility of its senior credit facility and $475 million of its term loan ($25 million remains outstanding under the term loan as of March 31, 2013). The senior notes were issued at a discount of approximately $2 million, which will be recognized and increase the liability over the term of the notes.

Conference Call

Carlyle will host a conference call on May 9, 2013 at 8:00 a.m. EDT to discuss Q1 2013 results and industry trends. Immediately following the prepared remarks, there will be a question and answer session for analysts and institutional investors.

Analysts and institutional investors may listen to the call by dialing +1-800-850-2903 (international +1-253-237-1169) and referencing “The Carlyle Group First Quarter Conference Call.” The conference call will be webcast simultaneously to the public through a link on the investor relations section of The Carlyle Group web site at ir.carlyle.com. An archived replay of the webcast also will be available on the website shortly after the live event.

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About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $176 billion of assets under management across 114 funds and 76 fund of funds vehicles as of March 31, 2013. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,400 people in 34 offices across six continents.

Web: www.carlyle.com

Videos: www.youtube.com/onecarlyle

Tweets: www.twitter.com/onecarlyle

Podcasts: www.carlyle.com/about-carlyle/market-commentary

Contacts:

Public Market Investor Relations:	Media:
Daniel Harris	Chris Ullman
Managing Director, Head of Public Market Investor Relations	Managing Director, Director of Global Communications
Phone: 212-813-4527	Phone: 202-729-5385
daniel.harris@carlyle.com	christopher.ullman@carlyle.com

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Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 14, 2013, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

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The Carlyle Group L.P.

GAAP Statement of Operations (Unaudited)

	Three Months Ended
	Mar 31, 2013	Mar 31, 2012
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$231.4	$234.4
Performance fees
Realized	252.8	280.6
Unrealized	389.6	360.2

Total performance fees	642.4	640.8
Investment income (loss)
Realized	(4.2)	(0.8)
Unrealized	4.6	22.3

Total investment income (loss)	0.4	21.5
Interest and other income	2.4	2.7
Interest and other income of Consolidated Funds	268.4	211.5

Total revenues	1,145.0	1,110.9

Expenses
Compensation and benefits
Base compensation	178.5	106.1
Equity-based compensation	52.3	-
Performance fee related
Realized	108.7	34.3
Unrealized	195.0	54.8

Total compensation and benefits	534.5	195.2
General, administrative and other expenses	111.4	91.2
Interest	10.5	10.4
Interest and other expenses of Consolidated Funds	250.1	184.5
Other non-operating income	(2.4)	(4.1)

Total expenses	904.1	477.2

Other income
Net investment gains of Consolidated Funds	211.5	872.1

Income before provision for income taxes	452.4	1,505.8
Provision for income taxes	24.9	11.7

Net income	427.5	1,494.1
Net income attributable to non-controlling interests in consolidated entities	168.0	864.9

Net income attributable to Carlyle Holdings	259.5	$629.2

Net income attributable to non-controlling interests in Carlyle Holdings	225.7

Net income attributable to The Carlyle Group L.P.	$33.8

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.78

Diluted	$0.66

Weighted-average common units
Basic	43,343,268

Diluted	51,109,008

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Total Segment Information (Unaudited)

The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Mar 31,	Mar 31,	Dec 31,	Mar 31,	Mar 31,
	2013	2012	2012	2013	2012
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$240.1	$225.4	$248.9	$957.9	$895.3
Portfolio advisory fees, net	4.6	8.0	2.4	18.6	33.2
Transaction fees, net	10.4	2.7	13.9	35.2	22.1

Total fee revenues	255.1	236.1	265.2	1,011.7	950.6
Performance fees
Realized	248.9	281.8	200.6	836.2	1,181.4
Unrealized	342.7	349.7	39.3	119.9	(304.6)

Total performance fees	591.6	631.5	239.9	956.1	876.8
Investment income (loss)
Realized	(9.3)	2.1	5.6	4.9	37.9
Unrealized	12.3	21.2	(9.8)	16.3	13.8

Total investment income (loss)	3.0	23.3	(4.2)	21.2	51.7
Interest and other income	2.4	2.6	4.2	13.5	12.2

Total revenues	852.1	893.5	505.1	2,002.5	1,891.3

Segment Expenses
Compensation and benefits
Direct base compensation	108.0	101.2	112.5	424.2	406.8
Indirect base compensation	33.6	33.1	42.3	145.0	136.5
Equity-based compensation	2.6	-	0.6	4.4	-
Performance fee related
Realized	107.4	139.1	73.2	335.3	575.1
Unrealized	129.5	157.6	34.8	76.3	(223.3)

Total compensation and benefits	381.1	431.0	263.4	985.2	895.1
General, administrative, and other indirect expenses	62.3	55.4	49.5	234.1	230.9
Depreciation and amortization expense	6.3	5.2	6.1	22.6	21.0
Interest expense	8.5	9.8	3.9	23.2	52.5

Total expenses	458.2	501.4	322.9	1,265.1	1,199.5

Economic Net Income	$393.9	$392.1	$182.2	$737.4	$691.8

(-) Net Performance Fees	354.7	334.8	131.9	544.5	525.0
(-) Investment Income (Loss)	3.0	23.3	(4.2)	21.2	51.7

(=) Fee Related Earnings	$36.2	$34.0	$54.5	$171.7	$115.1

(+) Realized Net Performance Fees	141.5	142.7	127.4	500.9	606.3
(+) Realized Investment Income (Loss)	(9.3)	2.1	5.6	4.9	37.9

(=) Distributable Earnings	$168.4	$178.8	$187.5	$677.5	$759.3

Page  |  15

Total Segment Information (Unaudited), cont

	Three Months Ended
						Mar 31, 2013 vs.
	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Mar 31, 2012	Dec 31, 2012
	(Dollars in millions)
Economic Net Income, Total Segments
Revenues
Segment fee revenues
Fund management fees	$225.4	$235.0	$233.9	$248.9	$240.1	$14.7	$(8.8)
Portfolio advisory fees, net	8.0	7.0	4.6	2.4	4.6	(3.4)	2.2
Transaction fees, net	2.7	3.7	7.2	13.9	10.4	7.7	(3.5)

Total fee revenues	236.1	245.7	245.7	265.2	255.1	19.0	(10.1)
Performance fees
Realized	281.8	110.3	276.4	200.6	248.9	(32.9)	48.3
Unrealized	349.7	(311.1)	49.0	39.3	342.7	(7.0)	303.4

Total performance fees	631.5	(200.8)	325.4	239.9	591.6	(39.9)	351.7
Investment income
Realized	2.1	4.0	4.6	5.6	(9.3)	(11.4)	(14.9)
Unrealized	21.2	10.0	3.8	(9.8)	12.3	(8.9)	22.1

Total investment income	23.3	14.0	8.4	(4.2)	3.0	(20.3)	7.2
Interest and other income	2.6	2.5	4.4	4.2	2.4	(0.2)	(1.8)

Total revenues	893.5	61.4	583.9	505.1	852.1	(41.4)	347.0

Expenses
Compensation and benefits
Direct base compensation	101.2	105.8	97.9	112.5	108.0	6.8	(4.5)
Indirect base compensation	33.1	36.2	32.9	42.3	33.6	0.5	(8.7)
Equity-based compensation	-	0.6	0.6	0.6	2.6	2.6	2.0
Performance fee related
Realized	139.1	34.5	120.2	73.2	107.4	(31.7)	34.2
Unrealized	157.6	(128.6)	40.6	34.8	129.5	(28.1)	94.7

Total compensation and benefits	431.0	48.5	292.2	263.4	381.1	(49.9)	117.7
General, administrative, and other indirect expenses	55.4	60.0	62.3	49.5	62.3	6.9	12.8
Depreciation and amortization expense	5.2	4.0	6.2	6.1	6.3	1.1	0.2
Interest expense	9.8	6.1	4.7	3.9	8.5	(1.3)	4.6

Total expenses	501.4	118.6	365.4	322.9	458.2	(43.2)	135.3

Economic Net Income (Loss)	$392.1	$(57.2)	$218.5	$182.2	$393.9	$1.8	$211.7

(-) Net Performance Fees	334.8	(106.7)	164.6	131.9	354.7	19.9	222.8
(-) Investment Income (Loss)	23.3	14.0	8.4	(4.2)	3.0	(20.3)	7.2

(=) Fee Related Earnings	$34.0	$35.5	$45.5	$54.5	$36.2	$2.2	$(18.3)

(+) Realized Net Performance Fees	142.7	75.8	156.2	127.4	141.5	(1.2)	14.1
(+) Realized Investment Income (Loss)	2.1	4.0	4.6	5.6	(9.3)	(11.4)	(14.9)

(=) Distributable Earnings	$178.8	$115.3	$206.3	$187.5	$168.4	$(10.4)	$(19.1)

Page  |  16

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2013 vs.
	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Mar 31, 2012	Dec 31, 2012
Corporate Private Equity	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$123.9	$124.0	$124.8	$123.5	$108.3	$(15.6)	$(15.2)
Portfolio advisory fees, net	7.0	4.9	3.1	2.8	4.1	(2.9)	1.3
Transaction fees, net	1.6	1.6	6.2	9.6	10.4	8.8	0.8

Total fee revenues	132.5	130.5	134.1	135.9	122.8	(9.7)	(13.1)
Performance fees
Realized	223.0	80.6	241.4	94.5	212.3	(10.7)	117.8
Unrealized	241.3	(269.7)	72.8	86.4	207.6	(33.7)	121.2

Total performance fees	464.3	(189.1)	314.2	180.9	419.9	(44.4)	239.0
Investment income (loss)
Realized	0.8	1.5	(0.2)	1.2	1.8	1.0	0.6
Unrealized	14.5	3.7	(1.0)	3.3	2.8	(11.7)	(0.5)

Total investment income (loss)	15.3	5.2	(1.2)	4.5	4.6	(10.7)	0.1
Interest and other income	1.4	1.6	3.4	2.6	1.0	(0.4)	(1.6)

Total revenues	613.5	(51.8)	450.5	323.9	548.3	(65.2)	224.4

Expenses
Compensation and benefits
Direct base compensation	55.3	54.8	56.2	59.9	55.0	(0.3)	(4.9)
Indirect base compensation	20.8	24.1	19.9	27.7	20.0	(0.8)	(7.7)
Equity-based compensation	-	0.4	0.4	0.4	1.5	1.5	1.1
Performance fee related
Realized	117.6	31.0	115.6	40.5	101.6	(16.0)	61.1
Unrealized	132.0	(140.3)	39.2	40.8	83.6	(48.4)	42.8

Total compensation and benefits	325.7	(30.0)	231.3	169.3	261.7	(64.0)	92.4
General, administrative, and other indirect expenses	34.8	36.9	36.0	26.3	39.0	4.2	12.7
Depreciation and amortization expense	3.2	2.3	3.5	3.5	3.5	0.3	-
Interest expense	5.9	3.5	2.5	2.4	4.9	(1.0)	2.5

Total expenses	369.6	12.7	273.3	201.5	309.1	(60.5)	107.6

Economic Net Income (Loss)	$243.9	$(64.5)	$177.2	$122.4	$239.2	$(4.7)	$116.8

(-) Net Performance Fees	214.7	(79.8)	159.4	99.6	234.7	20.0	135.1
(-) Investment Income (Loss)	15.3	5.2	(1.2)	4.5	4.6	(10.7)	0.1

(=) Fee Related Earnings	$13.9	$10.1	$19.0	$18.3	$(0.1)	$(14.0)	$(18.4)

(+) Realized Net Performance Fees	105.4	49.6	125.8	54.0	110.7	5.3	56.7
(+) Realized Investment Income (Loss)	0.8	1.5	(0.2)	1.2	1.8	1.0	0.6

(=) Distributable Earnings	$120.1	$61.2	$144.6	$73.5	$112.4	$(7.7)	$38.9

Page  |  17

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2013 vs.
	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Mar 31, 2012	Dec 31, 2012
Global Market Strategies	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$48.6	$59.5	$58.2	$70.9	$66.3	$17.7	$(4.6)
Portfolio advisory fees, net	0.7	0.5	0.8	0.5	0.2	(0.5)	(0.3)
Transaction fees, net	-	-	0.3	3.2	-	-	(3.2)

Total fee revenues	49.3	60.0	59.3	74.6	66.5	17.2	(8.1)
Performance fees
Realized	32.4	1.3	0.9	77.8	24.1	(8.3)	(53.7)
Unrealized	12.7	4.0	5.7	(43.6)	64.3	51.6	107.9

Total performance fees	45.1	5.3	6.6	34.2	88.4	43.3	54.2
Investment income
Realized	1.3	2.8	4.6	4.4	1.9	0.6	(2.5)
Unrealized	3.7	4.8	0.8	0.3	5.1	1.4	4.8

Total investment income	5.0	7.6	5.4	4.7	7.0	2.0	2.3
Interest and other income	0.6	0.4	0.5	0.8	1.1	0.5	0.3

Total revenues	100.0	73.3	71.8	114.3	163.0	63.0	48.7

Expenses
Compensation and benefits
Direct base compensation	19.7	25.2	17.4	24.0	25.7	6.0	1.7
Indirect base compensation	4.9	4.5	5.9	6.0	4.8	(0.1)	(1.2)
Equity-based compensation	-	0.1	-	0.1	0.4	0.4	0.3
Performance fee related
Realized	17.8	0.7	0.2	27.5	9.7	(8.1)	(17.8)
Unrealized	9.7	0.2	(1.8)	(16.5)	6.2	(3.5)	22.7

Total compensation and benefits	52.1	30.7	21.7	41.1	46.8	(5.3)	5.7
General, administrative, and other indirect expenses	7.3	9.1	11.7	12.5	9.5	2.2	(3.0)
Depreciation and amortization expense	0.8	0.6	1.1	1.0	1.2	0.4	0.2
Interest expense	1.7	0.9	1.3	0.6	1.5	(0.2)	0.9

Total expenses	61.9	41.3	35.8	55.2	59.0	(2.9)	3.8

Economic Net Income	$38.1	$32.0	$36.0	$59.1	$104.0	$65.9	$44.9

(-) Net Performance Fees	17.6	4.4	8.2	23.2	72.5	54.9	49.3
(-) Investment Income	5.0	7.6	5.4	4.7	7.0	2.0	2.3

(=) Fee Related Earnings	$15.5	$20.0	$22.4	$31.2	$24.5	$9.0	$(6.7)

(+) Realized Net Performance Fees	14.6	0.6	0.7	50.3	14.4	(0.2)	(35.9)
(+) Realized Investment Income	1.3	2.8	4.6	4.4	1.9	0.6	(2.5)

(=) Distributable Earnings	$31.4	$23.4	$27.7	$85.9	$40.8	$9.4	$(45.1)

Page  |  18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2013 vs.
	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Mar 31, 2012	Dec 31, 2012
Real Assets	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$36.6	$34.1	$34.4	$35.9	$47.0	$10.4	$11.1
Portfolio advisory fees, net	0.3	1.6	0.7	(0.9)	0.3	-	1.2
Transaction fees, net	1.1	2.1	0.7	1.1	-	(1.1)	(1.1)

Total fee revenues	38.0	37.8	35.8	36.1	47.3	9.3	11.2
Performance fees
Realized	23.2	27.0	31.9	24.5	11.0	(12.2)	(13.5)
Unrealized	82.4	(56.0)	(27.7)	(11.9)	49.5	(32.9)	61.4

Total performance fees	105.6	(29.0)	4.2	12.6	60.5	(45.1)	47.9
Investment income (loss)
Realized	-	(0.3)	0.2	-	(13.0)	(13.0)	(13.0)
Unrealized	3.0	1.5	4.0	(13.4)	4.5	1.5	17.9

Total investment income (loss)	3.0	1.2	4.2	(13.4)	(8.5)	(11.5)	4.9
Interest and other income	0.4	0.4	0.4	0.5	0.3	(0.1)	(0.2)

Total revenues	147.0	10.4	44.6	35.8	99.6	(47.4)	63.8

Expenses
Compensation and benefits
Direct base compensation	18.2	16.9	16.1	19.9	17.9	(0.3)	(2.0)
Indirect base compensation	6.4	5.6	5.7	6.8	7.5	1.1	0.7
Equity-based compensation	-	0.1	0.2	0.1	0.6	0.6	0.5
Performance fee related
Realized	0.9	1.5	2.5	2.4	(4.9)	(5.8)	(7.3)
Unrealized	5.9	2.1	5.3	4.0	23.6	17.7	19.6

Total compensation and benefits	31.4	26.2	29.8	33.2	44.7	13.3	11.5
General, administrative, and other indirect expenses	11.7	11.1	11.4	7.7	10.4	(1.3)	2.7
Depreciation and amortization expense	1.0	0.7	1.1	1.1	1.1	0.1	-
Interest expense	1.9	1.1	0.7	0.7	1.6	(0.3)	0.9

Total expenses	46.0	39.1	43.0	42.7	57.8	11.8	15.1

Economic Net Income (Loss)	$101.0	$(28.7)	$1.6	$(6.9)	$41.8	$(59.2)	$48.7

(-) Net Performance Fees	98.8	(32.6)	(3.6)	6.2	41.8	(57.0)	35.6
(-) Investment Income (Loss)	3.0	1.2	4.2	(13.4)	(8.5)	(11.5)	4.9

(=) Fee Related Earnings	$(0.8)	$2.7	$1.0	$0.3	$8.5	$9.3	$8.2

(+) Realized Net Performance Fees	22.3	25.5	29.4	22.1	15.9	(6.4)	(6.2)
(+) Realized Investment Income (Loss)	-	(0.3)	0.2	-	(13.0)	(13.0)	(13.0)

(=) Distributable Earnings	$21.5	$27.9	$30.6	$22.4	$11.4	$(10.1)	$(11.0)

Page  |  19

Solutions Segment Results (Unaudited)

	Three Months Ended
						Mar 31, 2013 vs.
	Mar 31, 2012	Jun 30, 2012	Sept 30, 2012	Dec 31, 2012	Mar 31, 2013	Mar 31, 2012	Dec 31, 2012
Solutions	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$16.3	$17.4	$16.5	$18.6	$18.5	$2.2	$(0.1)
Portfolio advisory fees, net	-	-	-	-	-	-	-
Transaction fees, net	-	-	-	-	-	-	-

Total fee revenues	16.3	17.4	16.5	18.6	18.5	2.2	(0.1)
Performance fees
Realized	3.2	1.4	2.2	3.8	1.5	(1.7)	(2.3)
Unrealized	13.3	10.6	(1.8)	8.4	21.3	8.0	12.9

Total performance fees	16.5	12.0	0.4	12.2	22.8	6.3	10.6
Investment income
Realized	-	-	-	-	-	-	-
Unrealized	-	-	-	-	(0.1)	(0.1)	(0.1)

Total investment income	-	-	-	-	(0.1)	(0.1)	(0.1)
Interest and other income	0.2	0.1	0.1	0.3	-	(0.2)	(0.3)

Total revenues	33.0	29.5	17.0	31.1	41.2	8.2	10.1

Expenses
Compensation and benefits
Direct base compensation	8.0	8.9	8.2	8.7	9.4	1.4	0.7
Indirect base compensation	1.0	2.0	1.4	1.8	1.3	0.3	(0.5)
Equity-based compensation	-	-	-	-	0.1	0.1	0.1
Performance fee related
Realized	2.8	1.3	1.9	2.8	1.0	(1.8)	(1.8)
Unrealized	10.0	9.4	(2.1)	6.5	16.1	6.1	9.6

Total compensation and benefits	21.8	21.6	9.4	19.8	27.9	6.1	8.1
General, administrative, and other indirect expenses	1.6	2.9	3.2	3.0	3.4	1.8	0.4
Depreciation and amortization expense	0.2	0.4	0.5	0.5	0.5	0.3	-
Interest expense	0.3	0.6	0.2	0.2	0.5	0.2	0.3

Total expenses	23.9	25.5	13.3	23.5	32.3	8.4	8.8

Economic Net Income	$9.1	$4.0	$3.7	$7.6	$8.9	$(0.2)	$1.3

(-) Net Performance Fees	3.7	1.3	0.6	2.9	5.7	2.0	2.8
(-) Investment Income (Loss)	-	-	-	-	(0.1)	(0.1)	(0.1)

(=) Fee Related Earnings	$5.4	$2.7	$3.1	$4.7	$3.3	$(2.1)	$(1.4)

(+) Realized Net Performance Fees	0.4	0.1	0.3	1.0	0.5	0.1	(0.5)
(+) Realized Investment Income	-	-	-	-	-	-	-

(=) Distributable Earnings	$5.8	$2.8	$3.4	$5.7	$3.8	$(2.0)	$(1.9)

Page  |  20

Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets (9)			Solutions (10)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM

Balance, As of December 31, 2012	$17,642	$35,696	$53,338	$1,820	$30,722	$32,542	$9,944	$30,250	$40,194	$14,528	$29,554	$44,082	$43,934	$126,222	$170,156
Commitments (1)	1,430	-	1,430	(12)	-	(12)	419	-	419	4,205	-	4,205	6,042	-	6,042
Capital Called, net (2)	(1,940)	1,832	(108)	(86)	75	(11)	(929)	874	(55)	(677)	738	61	(3,632)	3,519	(113)
Distributions (3)	18	(2,175)	(2,157)	40	(308)	(268)	103	(1,049)	(946)	89	(1,566)	(1,477)	250	(5,098)	(4,848)
Subscriptions, net of Redemptions (4)	-	-	-	-	2	2	-	-	-	-	-	-	-	2	2
Changes in CLO collateral balances (5)	-	-	-	-	331	331	-	-	-	-	-	-	-	331	331
Market Appreciation/(Depreciation) (6)	-	3,073	3,073	-	678	678	-	841	841	-	1,607	1,607	-	6,199	6,199
Foreign exchange (7)	(88)	(369)	(457)	-	(174)	(174)	(16)	(97)	(113)	(292)	(420)	(712)	(396)	(1,060)	(1,456)

Balance, As of March 31, 2013	$17,062	$38,057	$55,119	$1,762	$31,326	$33,088	$9,521	$30,819	$40,340	$17,853	$29,913	$47,766	$46,198	$130,115	$176,313

	Corporate Private Equity			Global Market Strategies (8)			Real Assets (9)			Solutions (10)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM

Balance, As of March 31, 2012	$13,362	$39,902	$53,264	$1,116	$27,176	$28,292	$7,770	$24,472	$32,242	$17,636	$27,788	$45,424	$39,884	$119,338	$159,222
Acquisitions	-	-	-	-	2,275	2,275	4,000	8,106	12,106	-	-	-	4,000	10,381	14,381
Commitments (1)	8,676	-	8,676	1,078	-	1,078	323	-	323	4,473	-	4,473	14,550	-	14,550
Capital Called, net (2)	(5,769)	5,281	(488)	(635)	553	(82)	(3,550)	3,374	(176)	(4,279)	4,084	(195)	(14,233)	13,292	(941)
Distributions (3)	934	(12,664)	(11,730)	203	(949)	(746)	1,019	(5,288)	(4,269)	460	(6,861)	(6,401)	2,616	(25,762)	(23,146)
Subscriptions, net of Redemptions (4)	-	-	-	-	1,055	1,055	-	-	-	-	-	-	-	1,055	1,055
Changes in CLO collateral balances (5)	-	-	-	-	568	568	-	-	-	-	-	-	-	568	568
Market Appreciation/(Depreciation) (6)	-	6,084	6,084	-	899	899	-	263	263	-	5,347	5,347	-	12,593	12,593
Foreign exchange (7)	(141)	(546)	(687)	-	(251)	(251)	(41)	(108)	(149)	(437)	(445)	(882)	(619)	(1,350)	(1,969)

Balance, As of March 31, 2013	$17,062	$38,057	$55,119	$1,762	$31,326	$33,088	$9,521	$30,819	$40,340	$17,853	$29,913	$47,766	$46,198	$130,115	$176,313

(1) Represents capital raised by our carry funds and fund of funds vehicles, net of expired available capital.

(2) Represents capital called by our carry funds and fund of funds vehicles, net of fund fees and expenses. Equity Invested amounts may vary from Capital Called due to timing differences between acquisition and capital call dates.

(3) Represents distributions from our carry funds and fund of funds vehicles, net of amounts recycled. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.

(4) Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.

(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs.

(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds.

(7) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(8) Ending balance is comprised of approximately $16.8 billion from our structured credit funds (including $0.1 billion of Available Capital), $12.7 billion in our hedge funds, and $3.6 billion (including $1.7 billion of Available Capital) in our carry funds.

(9) Amounts related to the NGP Funds are based on the latest available information (in most cases as of December 31, 2012).

(10) The fair market values for AlpInvest primary fund investments and secondary investment funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of December 31, 2012) as provided by their general partners, plus the net cash flows since the latest valuation, up to March 31, 2013.

Page  |  21

Fee-earning AUM Roll Forward (Unaudited)

	For the Three Months Ended March 31, 2013
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Solutions	Total

Fee-earning AUM
Balance, As of December 31, 2012	$33,840	$31,034	$29,305	$28,942	$123,121
Inflows, including Commitments (1)	453	54	243	1,244	1,994
Outflows, including Distributions (2)	(797)	(212)	(51)	(739)	(1,799)
Subscriptions, net of Redemptions (3)	-	(56)	-	-	(56)
Changes in CLO collateral balances (4)	-	296	-	-	296
Market Appreciation/(Depreciation) (5)	-	489	-	256	745
Foreign exchange and other (6)	(301)	(169)	(78)	(849)	(1,397)

Balance, As of March 31, 2013	$33,195	$31,436	$29,419	$28,854	$122,904

	For the Twelve Months Ended March 31, 2013
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Solutions	Total

Fee-earning AUM
Balance, As of March 31, 2012	$37,833	$26,803	$22,848	$29,514	$116,998
Acquisitions	-	2,260	10,308	-	12,568
Inflows, including Commitments (1)	1,405	1,144	1,412	6,205	10,166
Outflows, including Distributions (2)	(5,536)	(392)	(5,050)	(6,698)	(17,676)
Subscriptions, net of Redemptions (3)	-	1,013	-	-	1,013
Changes in CLO collateral balances (4)	-	373	-	-	373
Market Appreciation/(Depreciation) (5)	-	479	-	863	1,342
Foreign exchange and other (6)	(507)	(244)	(99)	(1,030)	(1,880)

Balance, As of March 31, 2013	$33,195	$31,436	$29,419	$28,854	$122,904

(1) Inflows represent limited partner capital raised by our carry funds and fund of funds vehicles and capital invested by our carry funds and fund of funds vehicles outside the investment period.

(2) Outflows represent limited partner distributions from our carry funds and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period has expired.

(3) Represents the net result of subscriptions to and redemptions from our hedge funds and open-end structured credit funds.

(4) Represents the change in the aggregate fee-earning collateral balances at par of our CLOs, as of the quarterly cut-off dates.

(5) Market Appreciation/(Depreciation) represents changes in the net asset value of our hedge funds and our fund of fund vehicles based on the lower of cost or fair value.

(6) Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(7) Energy I, Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone are required for investment decisions. As of March 31, 2013, the Legacy Energy Funds had, in the aggregate, approximately $14.4 billion in AUM and $9.2 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, NGP X, or in the case of NGP M&R, NGP ETP I, NGP ETP II, and NGPC, certain affiliated entities (collectively, the “NGP management fee funds”), are managed by NGP Energy Capital Management. As of March 31, 2013, the NGP management fee funds had, in the aggregate, approximately $12.1 billion in AUM and $10.3 billion in Fee-earning AUM.

Page  |  22

Corporate Private Equity and Real Assets Fund Performance (Unaudited)

The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)

			as of March 31, 2013					as of March 31, 2013

	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Corporate Private Equity		(Reported in Local Currency, in Millions)						(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,071.5	3.0x	34%	25%	$1,362.4	$4,071.5	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,145.9	2.5x	27%	21%	$4,031.6	$10,145.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$16,237.0	2.1x	16%	13%	$4,394.5	$10,581.2	2.4x	20%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,046.5	€3,800.9	1.9x	38%	21%	€1,115.8	€2,797.4	2.5x	67%
CAP I	12/1998	$750.0	$627.7	$2,490.9	4.0x	25%	18%	$627.7	$2,490.9	4.0x	25%
CAP II	2/2006	$1,810.0	$1,614.9	$2,812.0	1.7x	12%	8%	$587.7	$1,714.6	2.9x	27%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥133,029.0	2.8x	61%	37%	¥39,756.6	¥130,139.9	3.3x	65%
All Other Funds (9)	Various		$3,380.3	$5,017.2	1.5x	17%	7%	$2,356.2	$4,104.6	1.7x	22%
Coinvestments and Other (10)	Various		$7,238.9	$17,607.3	2.4x	36%	33%	$4,648.1	$14,350.3	3.1x	36%

Total Fully Invested Funds			$30,252.5	$67,393.2	2.2x	28%	21%	$21,119.2	$55,153.2	2.6x	30%

Funds in the Investment Period (6)
CP V	5/2007	$13,719.7	$12,146.1	$18,064.7	1.5x	17%	11%
CEP III	12/2006	€5,294.9	€4,461.4	€5,860.5	1.3x	10%	7%
CAP III	5/2008	$2,551.6	$1,802.0	$2,087.8	1.2x	7%	1%
CJP II	7/2006	¥165,600.0	¥135,239.7	¥137,816.5	1.0x	1%	(4%)
CGFSP I	9/2008	$1,100.2	$931.3	$1,292.9	1.4x	16%	9%
CAGP IV	6/2008	$1,041.4	$546.8	$666.2	1.2x	11%	1%
CEOF I (11)	5/2011	$1,017.7	$234.6	$299.8	1.3x	n/m	n/m
All Other Funds (12)	Various		$1,232.7	$1,510.6	1.2x	11%	1%

Total Funds in the Investment Period			$24,048.7	$32,898.4	1.4x	13%	8%	$4,779.7	$9,945.4	2.1x	25%

TOTAL CORPORATE PRIVATE EQUITY (13)			$54,301.2	$100,291.6	1.8x	26%	18%	$25,898.8	$65,098.6	2.5x	30%

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)

			as of March 31, 2013					as of March 31, 2013

	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Real Assets			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)

Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,400.9	2.7x	44%	30%	$522.5	$1,400.9	2.7x	44%
CRP IV	12/2004	$950.0	$1,186.0	$1,210.2	1.0x	1%	(3%)	$441.8	$455.9	1.0x	10%
CRP V	11/2006	$3,000.0	$3,209.9	$4,375.8	1.4x	10%	7%	$1,844.1	$2,517.9	1.4x	12%
CEREP I	3/2002	€426.6	€517.0	€741.6	1.4x	13%	7%	€441.2	€751.8	1.7x	19%
CEREP II	4/2005	€762.7	€826.9	€143.8	0.2x	(56%)	(44%)	€416.5	€137.8	0.3x	(54%)
CEREP III	5/2007	€2,229.5	€1,752.6	€1,877.9	1.1x	3%	(2%)	€-	€3.5	n/a	n/a
Energy II	7/2002	$1,100.0	$1,336.7	$3,670.4	2.7x	81%	54%	$827.4	$3,410.1	4.1x	105%
Energy III	10/2005	$3,800.0	$3,564.6	$6,808.5	1.9x	16%	12%	$1,545.4	$4,494.2	2.9x	28%
Energy IV	12/2007	$5,979.1	$5,129.9	$8,237.0	1.6x	23%	15%	$1,710.6	$3,630.9	2.1x	32%
All Other Funds (14)	Various		$2,289.4	$2,280.5	1.0x	0%	(7%)	$1,484.1	$1,703.3	1.1x	8%
Coinvestments and Other (10)	Various		$3,962.2	$6,706.7	1.7x	20%	16%	$1,727.0	$3,850.5	2.2x	29%

Total Fully Invested Funds			$25,171.1	$38,232.7	1.5x	16%	10%	$11,202.6	$22,608.5	2.0x	28%

Funds in the Investment Period (6)
CRP VI	9/2010	$2,340.0	$835.8	$1,077.5	1.3x	33%	16%
CIP	9/2006	$1,143.7	$922.4	$948.2	1.0x	1%	(4%)
Renew II	3/2008	$3,417.5	$2,694.1	$3,675.2	1.4x	14%	8%
All Other Funds (15)	Various		$201.8	$241.2	1.2x	30%	22%

Total Funds in the Investment Period			$4,654.1	$5,942.1	1.3x	12%	6%	$833.7	$895.4	1.1x	3%

TOTAL REAL ASSETS (13)			$29,825.2	$44,174.8	1.5x	16%	10%	$12,036.3	$23,504.0	2.0x	27%

Page  |  23

Global Markets Strategies Carry Funds and Solutions (Unaudited)

			TOTAL INVESTMENTS

			as of March 31, 2013
	Fund Inception Date (1)	Fund Size	Cumulative Invested Capital (16)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)

	(Reported in Local Currency, in Millions)
Global Market Strategies
CSP II	6/2007	$1,352.3	$1,352.3	$2,353.4	1.7x	18%	13%
CEMOF I (17)	12/2010	$1,382.5	$274.2	$343.8	1.3x	n/m	n/m

			TOTAL INVESTMENTS

			as of March 31, 2013

	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (7)	Net IRR (8)

Solutions (18)	(Reported in Local Currency, in Millions)
Fully Committed Funds (19)
Main Fund I - Fund Investments	2000	€5,174.6	€3,963.3	€6,337.4	1.6x	12%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€4,449.5	€6,362.3	1.4x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€10,096.9	€12,158.0	1.2x	6%	6%
Main Fund IV - Fund Investments	2009	€4,880.0	€1,486.8	€1,513.3	1.0x	2%	(0%)
Main Fund I - Secondary Investments	2002	€519.4	€464.6	€875.3	1.9x	55%	52%
Main Fund II - Secondary Investments	2003	€998.4	€935.2	€1,659.1	1.8x	28%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,107.9	€2,776.0	1.3x	9%	9%
Main Fund IV - Secondary Investments	2010	€1,856.4	€1,640.3	€2,139.9	1.3x	20%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€874.8	€2,331.6	2.7x	45%	43%
Main Fund III - Co-Investments	2006	€2,760.0	€2,500.1	€3,089.5	1.2x	4%	4%
Main Fund II - Mezzanine Investments	2004	€700.0	€713.6	€946.4	1.3x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,409.8	€1,807.7	1.3x	10%	9%
All Other Funds (21)	Various		€1,341.4	€1,972.7	1.5x	18%	14%

Total Fully Committed Funds			€31,984.1	€43,969.2	1.4x	11%	10%

Funds in the Commitment Period
Main Fund V - Fund Investments (22)	2012	€4,830.9	€26.7	€24.3	0.9x	n/m	n/m
Main Fund V - Secondary Investments	2011	€2,665.6	€607.5	€724.0	1.2x	38%	34%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,236.3	€1,654.3	1.3x	19%	16%
Main Fund V - Co-Investments (22)	2012	€1,228.2	€293.0	€305.9	1.0x	n/m	n/m
All Other Funds (21)	Various		€119.3	€126.0	1.1x	21%	14%

Total Funds in the Commitment Period			€2,282.8	€2,834.5	1.2x	21%	18%

TOTAL SOLUTIONS			€34,266.9	€46,803.7	1.4x	11%	10%

TOTAL SOLUTIONS (USD) (23)			$43,931.9	$60,004.7	1.4x

Page  |  24

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Market Strategies segment, CSP II and CEMOF I were formed in June 2007 and December 2010, respectively.

(2) Represents the original cost of all capital called for investments since inception of the fund.

(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CUSGF III and Mexico.

(10) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us.

(11) The Gross IRR and Net IRR for CEOF I are not meaningful as the investment period commenced May 2011.

(12) Aggregate includes the following funds: MENA, CSABF, CETP II, CBPF, CSSAF and CPF I.

(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, Energy I and Renew I.

(15) Aggregate includes the following fund: CRCP I.

(16) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(17) Gross IRR and Net IRR for CEMOF I are not meaningful as the investment period commenced in December 2010.

(18) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest and b) Direct Investments, which was spun off from AlpInvest in 2005. As of March 31, 2013, these excluded investments represent $0.6 billion of AUM.

(19) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(20) To exclude the impact of FX, all foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(21) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(22) Gross IRR and Net IRR are not meaningful as commitment periods commenced in Q3 2012.

(23) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

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Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended
	March 31, 2013	March 31, 2012
	(Dollars in millions)

Income before provision for income taxes	$452.4	$1,505.8
Adjustments:
Partner compensation	-	(271.0)
Equity-based compensation issued in conjunction with the IPO and strategic investments	52.1	-
Acquisition related charges and amortization of intangibles	62.5	24.1
Losses associated with debt refinancing activities	1.9	-
Other non-operating (income) expenses	(2.4)	(4.1)
Net income attributable to non-controlling interests in consolidated entities	(168.0)	(864.9)
Provision for income taxes attributable to non-controlling interests in consolidated entities	(6.0)	-
Severance and lease terminations	0.5	2.4
Other adjustments	0.9	(0.2)

Economic Net Income	$393.9	$392.1

Net performance fees	354.7	334.8
Investment income	3.0	23.3

Fee Related Earnings	$36.2	$34.0

Realized performance fees, net of related compensation	141.5	142.7
Investment income (loss) - realized	(9.3)	2.1

Distributable Earnings	$168.4	$178.8

Depreciation and amortization expense	6.3	5.2
Interest expense	8.5	9.8

Adjusted EBITDA	$183.2	$193.8

Page  |  26

Reconciliation for Economic Net income and Distributable Earnings, cont.

(Unaudited)

For the Three Months Ended
March 31,
2013
(Dollars in millions, except unit and per unit amounts)

Economic Net Income	$393.9
Less: Provision for Income Taxes	74.3

Economic Net Income, After Taxes	$319.6

Economic Net Income, After Taxes per Adjusted Unit(1)	$1.02

Distributable Earnings	$168.4
Less: Estimated foreign, state, and local taxes	11.0

Distributable Earnings, After Taxes	$157.4

Distributable Earnings to The Carlyle Group L.P.	$23.5
Less: Estimated current corporate income taxes and TRA payments	1.9

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$21.6

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.47

(1)	Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	43,244,180
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	262,873,250
Dilutive effect of unvested deferred restricted common units	5,393,646
Contingently issuable Carlyle Holdings partnership units	2,372,094

Total Adjusted Units	313,883,170

(2)	As of March 31, 2013, there are 43,244,180 outstanding common units of The Carlyle Group L.P. In May 2013, an additional 2,865,706 common units were issued that relate to vested deferred restricted common units. For purposes of this calculation, those common units have been added to the common units outstanding as of March 31, 2013, resulting in total common units of 46,109,886.

Page  |  27

GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	March 31, 2013	March 31, 2012
	(Dollars in millions)

Revenues
Fund management fees	$974.6	$921.9
Performance fees
Realized	879.7	1,185.6
Unrealized	163.0	(297.9)

Total performance fees	1,042.7	887.7
Investment income
Realized	12.9	31.2
Unrealized	2.4	27.3

Total investment income	15.3	58.5
Interest and other income	14.2	12.6
Interest and other income of Consolidated Funds	960.4	758.2

Total revenues	3,007.2	2,638.9

Expenses
Compensation and benefits
Base compensation	696.9	393.9
Equity-based compensation	254.0	-
Performance fee related
Realized	359.9	207.0
Unrealized	172.4	(103.0)

Total compensation and benefits	1,483.2	497.9
General, administrative and other expenses	377.7	348.2
Interest	24.7	54.0
Interest and other expenses of Consolidated Funds	823.7	551.0
Other non-operating expenses	8.8	12.5

Total expenses	2,718.1	1,463.6

Other income
Net investment gains of Consolidated Funds	1,097.4	733.1
Gain on business acquisition	-	7.9

Income before provision for income taxes	1,386.5	1,916.3
Provision for income taxes	53.6	34.1

Net income	1,332.9	1,882.2
Net income attributable to non-controlling interests in consolidated entities	1,059.8	792.3

Net income attributable to Carlyle Holdings	273.1	$1,089.9

Net income attributable to non-controlling interests in Carlyle Holdings	219.0

Net income attributable to The Carlyle Group L.P.	$54.1

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Reconciliation of Non-GAAP to GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	Mar. 31,	Mar. 31,
	2013	2012
	(Dollars in millions)

Income before provision for income taxes	$1,386.5	$1,916.3
Adjustments:
Partner compensation	5.6	(541.4)
Equity-based compensation issued in conjunction with the IPO and strategic investments	252.2	-
Acquisition related charges and amortization of intangibles	166.7	101.0
Losses associated with debt refinancing activities	1.9
Gain on business acquisition	-	(7.9)
Other non-operating expenses	8.8	12.5
Net income attributable to non-controlling interests in consolidated entities	(1,059.8)	(792.3)
Provision for income taxes attributable to non-controlling interests in consolidated entities	(25.5)	-
Severance and lease terminations	4.0	4.9
Other adjustments	(3.0)	(1.3)

Economic Net Income	$737.4	$691.8

Net performance fees	544.5	525.0
Investment income	21.2	51.7

Fee Related Earnings	$171.7	$115.1

Realized performance fees, net of related compensation	500.9	606.3
Investment income - realized	4.9	37.9

Distributable Earnings	$677.5	$759.3

Depreciation and amortization expense	22.6	21.0
Interest expense	23.2	52.5

Adjusted EBITDA	$723.3	$832.8

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The Carlyle Group L.P.

GAAP Balance Sheet (Unaudited)

	As of March 31, 2013
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$570.4	$-	$-	$570.4
Cash and cash equivalents held at Consolidated Funds	-	2,173.2	-	2,173.2
Restricted cash	43.4	-	-	43.4
Restricted cash and securities of Consolidated Funds	-	17.8	-	17.8
Accrued performance fees	2,622.2	-	(24.0)	2,598.2
Investments	910.5	-	(54.3)	856.2
Investments of Consolidated Funds	-	25,093.6	-	25,093.6
Due from affiliates and other receivables, net	159.2	-	(12.6)	146.6
Due from affiliates and other receivables of Consolidated Funds, net	-	320.7	-	320.7
Fixed assets, net	62.2	-	-	62.2
Deposits and other	49.8	4.6	-	54.4
Intangible assets, net	650.1	-	-	650.1
Deferred tax assets	64.7	-	-	64.7

Total assets	$5,132.5	$27,609.9	$(90.9)	$32,651.5

Liabilities and partners’ capital
Loans payable	$25.0	$-	$-	$25.0
3.875% Senior Notes due 2023	499.8	-	-	499.8
5.625% Senior Notes due 2043	398.4	-	-	398.4
Loans payable of Consolidated Funds	-	14,366.6	(53.9)	14,312.7
Accounts payable, accrued expenses and other liabilities	204.9	-	-	204.9
Accrued compensation and benefits	1,449.3	-	-	1,449.3
Due to affiliates	288.2	44.7	(0.1)	332.8
Deferred revenue	184.6	1.5	-	186.1
Deferred tax liabilities	70.0	-	-	70.0
Other liabilities of Consolidated Funds	-	1,793.8	(30.1)	1,763.7
Accrued giveback obligations	55.9	-	(9.6)	46.3

Total liabilities	3,176.1	16,206.6	(93.7)	19,289.0

Redeemable non-controlling interests in consolidated entities	6.6	3,297.3	-	3,303.9

Total partners’ capital	1,949.8	8,106.0	2.8	10,058.6

Total liabilities and partners’ capital	$5,132.5	$27,609.9	$(90.9)	$32,651.5

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The Carlyle Group L.P.

Non-GAAP Financial Information and Other Key Terms

Non-GAAP Financial Information

Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

—

Economic net income or “ENI,” represents segment net income which excludes the impact of income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and CLOs (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. For periods prior to its Initial Public Offering, ENI also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Total Segment ENI equals the aggregate of ENI for all segments. ENI is evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

—

Fee Related Earnings is a component of ENI and is used to measure Carlyle’s operating profitability exclusive of performance fees, investment income from investments in Carlyle’s funds and performance Fee Related compensation. Accordingly, Fee Related Earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. For periods prior to its Initial Public Offering, Fee Related Earnings also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Fee Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee Related Earnings from operations to measure its profitability from fund management fees.

—

Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees and realized investment income. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its equity holders.

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—

Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, and interest expense.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

Other Key Terms

“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:

(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b) the amount of aggregate collateral balance and principal cash at par of our CLOs (inclusive of all positions) and the reference portfolio notional amount of our synthetic CLOs; and

(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Investment Group L.L.C. (“Riverstone”) and certain NGP management fee funds advised by NGP Energy Capital Management. In addition, Carlyle’s calculation of AUM (but not Fee-earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.

“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds and NGP management fee funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.

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“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.

“Carry funds” refers to those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and distressed debt and mezzanine funds (but excluding Carlyle’s structured credit funds, hedge funds and fund of funds vehicles as well as the NGP management fee funds), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund.

“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.

“Fee-earning assets under management” or “Fee-earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-earning AUM generally equals the sum of:

(a) for carry funds and certain co-investment vehicles where the investment period has not expired, the amount of limited partner capital commitments, for fund of funds vehicles, the amount of external investor capital commitments during the commitment period, and for NGP management fee funds, the amount of investor capital commitments before the first investment realization;

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired, the remaining amount of limited partner invested capital and for NGP management fee funds where the first investment has been realized, the amount of partner commitments less realized and written-off investments;

(c) the amount of aggregate Fee-earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and the reference portfolio notional amount of our synthetic collateralized loan obligations (“synthetic CLOs”);

(d) the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic and other hedge funds and certain structured credit funds; and

(e) for fund of funds vehicles where the commitment fee period has expired and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.

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Fee-earning AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds advised by NGP Energy Capital Management.

For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.

“Fund of funds vehicles” refer to those funds, accounts and vehicles advised by AlpInvest Partners B.V., formerly known as AlpInvest Partners N.V.

“NGP management fee funds” refers to those funds advised by NGP Energy Capital Management. In December 2012, Carlyle acquired an equity interest in NGP Energy Capital Management that entitles Carlyle to an allocation of income equal to 47.5% of the management Fee Related revenues of the NGP Energy Capital Management entities that serve as the advisors to certain private equity funds.

“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as performance Fee Related compensation expense.

“Performance fees” consist principally of carried interest from carry funds and fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.

“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance Fee Related compensation expense.

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